CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS


     As independent certified public accountants, we hereby consent to the incorporation by reference in the registration statements of DCH Technology, Inc. on Form S-8 (File Nos. 33-95929 and 33-39262) of our report, dated February 22, 2000, on our audit of the consolidated financial statements of DCH Technology, Inc. as of December 31, 1999 and for the year then ended, included in this Annual Report on Form 10-KSB.


/s/  LUCAS,  HORSFALL,  MURPHY  &  PINDROH  LLP
------------------------------------------------
Lucas,  Horsfall,  Murphy  &  Pindroh  LLP

Pasadena,  California
March  30,  2001


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